List of Subsidiaries Exhibit 21.1

MiX Telematics Limited is the parent company of the MiX Telematics Group of companies outlined below. All of the entities listed below have been consolidated.

Name	Principal activity	Place of incorporation	Legal ownership
			2021	2022
Direct			%	%
MiX Telematics Investments Proprietary Limited	Treasury company	RSA	100	100
MiX Telematics Africa Proprietary Limited	Asset tracking and fleet management products and services	RSA	100	100
MiX Telematics International Proprietary Limited	Fleet management products and services and research and development	RSA	100	100
MiX Telematics Europe Limited	Fleet management products and services	UK	100	100
MiX Telematics North America Incorporated	Fleet management products and services	USA	100	100
MiX Telematics Serviços De Telemetria E Rastreamento De Veículos Do Brazil Limitada	Fleet management products and services	Brazil	95	95
Indirect
MiX Telematics Middle East FZE	Fleet management products and services	UAE	100	100
MiX Telematics Enterprise SA Proprietary Limited (1)	Fleet management products and services	RSA	85.1	85.1
MiX Telematics Fleet Support Services Proprietary Limited	Fleet management products and services	RSA	100	100
MiX Telematics East Africa Limited	Fleet management products and services	Uganda	99.9	99.9
MiX Telematics Romania SRL	Fleet management products and services	Romania	99	99
MiX Telematics (Thailand) Limited	Fleet management products and services	Thailand	100	100
MiX Telematics Australasia Proprietary Limited	Fleet management products and services	Australia	100	100
MiX Telematics Serviços De Telemetria E Rastreamento De Veículos Do Brazil Limitada	Fleet management products and services	Brazil	5	5
MiX Telematics Sociedad De Responsabilidad Limitada De Capital Variable	Dormant	Mexico	100	100
(1) The remaining shareholding in this company is owned by a VIE, the MiX Telematics Enterprise BEE Trust, which has been consolidated. This trust was set up in prior years to invest in the specified Group company and to hold such investment for its beneficiaries.